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                                                                    EXHIBIT 99.1

                       WEATHERFORD INTERNATIONAL, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               [MONTH DAY], 2002
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Weatherford International, Inc. ("Weatherford") hereby appoints Bernard J. Duroc-Danner and Burt M. Martin, or either of them, proxies, with full power of substitution, to vote all shares of common stock of Weatherford held of record in the name of the undersigned at the Special Meeting of Stockholders to be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas at 11:00 a.m. (Houston time) on [DAY] [MONTH DATE], 2002, and any adjournments or postponements thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                            -------------------
     YOUR CONTROL NUMBER IS
                            -------------------

                   (Please date and sign on the reverse side)

                            - FOLD AND DETACH HERE -
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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1

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
                                                              FOR   AGAINST   ABSTAIN
                                                              ---   -------   -------
ITEM 1. To adopt the Agreement and Plan of Merger among       [ ]    [ ]       [ ]
Weatherford International, Inc., Weatherford Merger, Inc.,
Weatherford International Ltd., a Bermuda exempted company,
and Weatherford U.S. Holdings, L.L.C. whereby Weatherford
International, Inc. will become an indirect subsidiary of
Weatherford International Ltd., and you will become a
shareholder of Weatherford International Ltd. Weatherford
Merger, Inc. will be merged with and into Weatherford
International, Inc. Weatherford International, Inc. will be
the surviving entity and become an indirect subsidiary of
Weatherford International Ltd.

I plan to attend the meeting.   [ ]
Please sign exactly as name appears
hereon. Joint owners should each sign.
When signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such.
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SIGNATURE(S)                    DATE

                            - FOLD AND DETACH HERE -

                              THIS IS YOUR PROXY,
                             YOUR VOTE IS IMPORTANT

                    Mark, sign and date your proxy card and
                         return it in the postage-paid
                                   envelope.